UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 23, 2013

N-VIRO INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, OH	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

On August 23, 2013, N-Viro International Corporation signed a change in terms agreement with Monroe Bank + Trust to extend the maturity date of the existing Commercial Line of Credit Agreement to October 14, 2013 and set the line of credit limit at $233,067.  Except for the maturity date and the credit limit, none of the other terms or conditions of the prior line of credit was changed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:

August 29, 2013

By:

  /s/  James K. McHugh

James K. McHugh

Chief Financial Officer